Exhibit 10.2

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT dated November 5, 2009 (this “Agreement”), by and among, SMSA El Paso II Acquisition Corp., a Nevada corporation (the “Company”), Michael Campbell (the “Purchaser”) and Mr. Gerard Pascale (the “Contributing Party”).

BACKGROUND

On or about the date hereof, the Company has entered into a Share Purchase Agreement with the Purchaser pursuant to which the Purchaser acquired 20 million shares  (the “Shares”) of the Company’s common stock (the “Share Purchase Transaction”).

It is a condition precedent to the consummation of the Share Purchase Transaction that the Contributing Party enter into this Agreement, which will effectuate the contribution of 3,000,000 shares of the common stock, par value $.001 per share, of the Company held by the Contributing Party (the “Subject Shares”) to the Company for cancellation.  The Contributing Party is entering into this Agreement to, among other things, induce the Purchaser to enter into the Share Purchase Transaction and the Contributing Party acknowledges that the Purchaser would not consummate the transactions contemplated by the Share Purchase Transaction unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Contribution of Subject Shares and Consideration.  The Contributing Party hereby contributes to the capital of the Company all of his right title and interest in and to the Subject Shares. The Contributing Party hereby authorizes the Company to instruct Securities Transfer Corporation, the Company’s transfer agent, to effect the cancellation of the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Contributing Party shall no longer have any interest in the Subject Shares whatsoever.

2. Representations by the Contributing Party.

(a) The Contributing Party owns the Subject Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  The Contributing Party has sole control over the Subject Shares or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person has any option or right to purchase or otherwise acquire the Subject Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Subject Shares.

(b) The Contributing Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Contributing Party and constitutes a valid, binding obligation of the Contributing Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

3. Further Assurances.  Each party to this Agreement will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

4. Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Contributing Party, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Contributing Party.

5. Survival of Agreements, Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

6. Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Contributing Party, and their respective successors and assigns.

7. Governing Law.  This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws rules, except to the extent the laws of Nevada are mandatorily applicable.

8. Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.  This Agreement may be reproduced by any electronic, photographic, photo static, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed.  The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SMSA El Paso II Acquisition Corp.

By:	/s/ Gerard Pascale
Name: Gerard Pascale
Title: President

/s/ Gerard Pascale
Gerard Pascale

Purchaser

/s/ Michael Campbell
Michael Campbell

[Signature Page to Contribution Agreement]